Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2026 with respect to the financial statements of Myomo, Inc. for the year ended December 31, 2025 included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

New York, NY

August 5, 2026